UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 12, 2022

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of 3.50% / 5.00% Convertible Senior PIK Toggle Notes due 2027

On April 12, 2022, ChargePoint Holdings, Inc. (the “Company”) completed its previously announced sale to funds managed or advised by Antara Capital LP (collectively, the “Purchaser”) of $300.0 million aggregate principal amount of the Company’s 3.50% / 5.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”). The Notes were sold pursuant to an investment agreement (the “Investment Agreement”), dated as of April 4, 2022, entered into by and among the Company, ChargePoint, Inc. and the Purchaser. The Notes are initially guaranteed by ChargePoint, Inc., a wholly owned subsidiary of the Company. The Notes will also be guaranteed by the Company’s future wholly owned material, domestic subsidiaries.

The gross proceeds from the sale of the Notes were approximately $300 million, prior to deducting fees and estimated offering expenses. The Company expects to use the net proceeds for general corporate purposes.

Subject to certain limitations, the Investment Agreement provides the Purchaser with certain registration rights for the shares of the Company’s common stock issuable upon conversion of the Notes. The Investment Agreement requires the Company to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable after the issuance of the Notes to register the resale of the shares underlying the Notes, including shares underlying potential capitalized PIK Interest (as defined below).

Indenture and Issuance of Convertible Notes

The Notes were issued pursuant to an indenture, dated as of April 12, 2022 (the “Indenture”), by and among the Company, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee. The Notes are senior, unsecured obligations of the Company and any guarantor, bearing interest at a rate of 3.50% per annum, to the extent paid in cash (“Cash Interest”), and 5.00% per annum, to the extent paid in kind through an increase in the principal amount of the Notes (“PIK Interest”). The Company can elect to make any interest payment through Cash Interest, PIK Interest or any combination thereof. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2022. It is expected that the Notes will mature on April 1, 2027, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible at an initial conversion rate of 41.6119 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $24.03 per share of Common Stock, which represents 130% of the average daily per share volume-weighted average price of the Common Stock over the three consecutive trading days starting April 5, 2022 and ending April 7, 2022). Prior to the close of business on the business day immediately preceding January 1, 2027, such conversion will be subject to the satisfaction of certain conditions set forth in the Indenture. On or after January 1, 2027, holders of the Notes will have the right to convert all or a portion of their Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to April 21, 2025. The Company may redeem the Notes in whole or in part, at its option, on or after such date and prior to the 41st scheduled trading day immediately preceding the maturity date, for a cash purchase price equal to the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon.

In addition, following certain corporate events that occur prior to the maturity date or following issuance by the Company of a notice of redemption, in each case as provided in the Indenture, in certain circumstances, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or who elects to convert any Notes called for redemption during the related redemption period. Additionally, in the event of a fundamental change or a change in control transaction (each such term as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the capitalized principal amount of Notes, in the case of a fundamental change, or 125% of the capitalized principal amount of Notes, in the case of change in control transactions, in each case plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture includes a restrictive covenant that, subject to specified exceptions, limits the ability of the Company and its subsidiaries to incur secured debt in excess of $750.0 million. In addition, the Indenture includes customary terms and covenants, including certain events of default after which the holders may accelerate the maturity of the Notes and become due and payable immediately.

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of, as applicable, the Indenture (including the form of Note attached thereto) and the Investment Agreement, which are attached as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Securities

The Notes were sold to the Purchaser in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the Investment Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01.	Other Events.

Press Release

On April 12, 2022, the Company issued a press release announcing the closing of the sale of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture (including form of Note), dated April 12, 2022, by and among ChargePoint Holdings, Inc., ChargePoint, Inc. and Wilmington Trust National Association.

10.1	Investment Agreement, dated April 4, 2022, by and among ChargePoint Holdings, Inc., ChargePoint, Inc. and Antara Capital LP.

99.1	Press Release, dated April 12, 2022.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex. S. Jackson
Name:	Rex S. Jackson
Title:	Chief Financial Officer

Date: April 12, 2022